UBS Investment Bank

Goldman Sachs

STRICTLY CONFIDENTIAL

DRAFT

Project Fox

Transaction Update

June 4, 2008

DRAFT

This presentation has been prepared by UBS Securities LLC (“UBS”) and Goldman, Sachs & Co. (“Goldman Sachs”) for the exclusive use of the party to whom UBS and Goldman Sachs deliver this presentation (the “Company”) using information provided by the Company and other publicly available information. UBS and Goldman Sachs have not independently verified the information contained herein, nor do UBS or Goldman Sachs make any representation or warranty, either express or implied, as to the accuracy, completeness or reliability of the information contained in this presentation. Any estimates or projections as to events that may occur in the future (including projections of revenue, expense, net income and stock performance) are based upon the best judgment of UBS and Goldman Sachs from the information provided by the Company and other publicly available information as of the date of this presentation. There is no guarantee that any of these estimates or projections will be achieved. Actual results will vary from the projections and such variations may be material. Nothing contained herein is, or shall be relied upon as, a promise or representation as to the past or future. UBS and Goldman Sachs expressly disclaim any and all liability relating or resulting from the use of this presentation.

This presentation has been prepared solely for informational purposes and is not to be construed as a solicitation or an offer to buy or sell any securities or related financial instruments. The Company should not construe the contents of this presentation as legal, tax, accounting or investment advice or a recommendation as to a particular course of action or the timing thereof. The Company should consult its own counsel and tax advisors as to legal and related matters concerning any transaction described herein. This presentation does not purport to be all-inclusive or to contain all of the information that the Company may require. No investment, divestment or other financial decisions or actions should be based solely on the information in this presentation.

This presentation has been prepared on a confidential basis solely for the use and benefit of the Company; provided that the Company and any of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. Distribution of this presentation to any person other than the Company and those persons retained to advise the Company, who agree to maintain the confidentiality of this material and be bound by the limitations outlined herein, is unauthorized. This material must not be copied, reproduced, distributed or passed to others at any time without the prior written consent of UBS and Goldman Sachs.

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DRAFT

Situation Update and Today’s Agenda

Dialogue with FF’s Special Committee has commenced since the submission of our March 5th proposal – delivered due diligence request list to Lazard Frères, FF’s Special Committee’s financial advisors, on May 8th – received letter response from FF’s Special Committee on May 21st, summarizing its views on our proposal – meeting conducted between financial advisors on May 28th to hear rationale of May 21st response

From a financial perspective, FF’s Special Committee and Lazard Frères have conveyed several points:

– timing of Fox Mutual’s proposal relative to FF’s 3-year historical trading performance and current market valuations

– FF’s prospects for improved financial performance as a result of FF’s management’s current strategic initiatives

– FF’s capital position and implications of a one-time, special dividend

Our presentation today focuses on the following considerations:

– the Special Committee’s perspectives from a financial point of view, as communicated by Lazard Frères – how FF’s stock has performed since March 5th, when we submitted our proposal – analysis of Fox Mutual’s March 5th proposal in current market environment – review and suggestions for Fox Mutual’s next steps

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Lazard Frères’ Perspectives

Lazard Frères indicated FF’s Special Committee’s financial perspectives on FF’s valuation are predicated on several factors:

– FF’s financial performance expected to improve as a result of recent strategic initiatives – improved results in core businesses (e.g., variable annuity flows, micro-case 401(k) plans) – benefits from new product distribution initiatives – maintenance of FF’s current financial strength ratings•

FF’s capital position has also been highlighted by Lazard Frères

– estimate ability to issue one-time, special dividend of $665 million to $973 million, or $4.83 to $7.06 per share – assumes post-dividend risk-based capital ratios of 425%-to-475% – estimate ~100-to-170 basis point expansion in return on average equity as a result of special dividend

Additional issues raised during May 28th meeting

– actuarial appraisal analysis being prepared by Milliman & Robertson, Inc. (indicated draft supports their valuation viewpoint) – final report to be provided to Fox Mutual and its advisors – comparison of sell-side analyst recommendations to unaffected price as of March 4th and offer price

– Fox Mutual encouraged to conduct due diligence with its advisors (scheduled for June 3rd)

Did not address viewpoints on standalone / unaffected stock price

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DRAFT

Lazard Frères' Perspectives

- **Timing: FF's stock price and trading multiples on an absolute and relative basis**

Price / NTM EPS Multiples—Since March 5, 2005


15.0
13.0
11.0
9.0
7.0
5.0
(x)
3/10/08: FF announces Fox's offer
FF Price / NTM EPS (as of 3/7/08) = 7.7x
FF
10.6x
Annuity
& Life²
9.4x
3/5/05
10/27/05
6/20/06
2/12/07
10/6/07
5/30/08

	Pre-Offer (x)				Post-Offer (x)	
	As of 3/7/08	Average 1-Year	Average 2-Year	Average 3-Year	Current	Avg. Since 3/7/08
FF	7.1	11.0	11.2	10.9	10.6	10.0
Annuity & Life[2]	9.0	10.8	11.3	11.4	9.4	9.5

Price / Book Multiples—Since March 5, 2005[1]


2.00
1.50
1.00
0.50
0.00
(x)
3/10/08: FF announces Fox's offer
FF Price / Book Value¹ (as of 3/7/08) = 0.97x
Annuity
& Life²
1.33x
FF
1.31x
3/5/05
10/27/05
6/20/06
2/12/07
10/6/07
5/30/08

	Pre-Offer (x)				Post-Offer (x)	
	As of 3/7/08	Average 1-Year	Average 2-Year	Average 3-Year	Current	Avg. Since 3/7/08
FF	0.97	1.33	1.33	1.29	1.31	1.25
Annuity & Life[2]	1.28	1.50	1.54	1.54	1.33	1.36

— Fox Financial   — Selected Publicly-Traded Annuity & Life Insurance Companies[2]

Source: FactSet, I/B/E/S Median estimates, Company filings

Notes: Market data as of May 30, 2008
1 Book value excludes accumulated other comprehensive income
2 Selected Publicly-Traded Annuity & Life Insurance Companies composite consists of: AMP, GNW, LNC, MET, PFG, PL and PRU

UBS Investment Bank
3
Goldman Sachs

DRAFT Board Update_08.6.3.doc

Fox Financial Price Performance Since Day Prior to Take Private Offer

Comparison of Performance to Day Prior to Offer

135.0 $51.03 Price on May 30, 2008

130.0 $50.82 Price on May 21, 2008 (Date of FF's SC's Response) (24.8% versus $40.72)

FF 125.0 25.3% (8.1% versus $47.20)

120.0 $47.20 Offer Price on March 10, 2008

115.0

(%) 110.0

105.0 Annuity & Life1 4.3% 100.0 S&P 500—Financials (1.5)% 95.0

90.0 $40.72 Price on Day Prior to Offer 2.8% Increase from March 4, 2008 to May 21, 2008 (Date of FF's SC's Response)

85.0

3/4/08 3/21/08 4/7/08 4/25/08 5/12/08 5/30/08

Fox Financial Selected Publicly-Traded Annuity & Life Insurance Companies¹ S&P 500—Financials

Source: Fact Set

Note: Market data as of May 30, 2008

1 Selected Publicly-Traded Annuity & Life Insurance Companies composite consists of: AMP, GNW, LNC, MET, PFG, PL and PRU

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DRAFT

Trading Performance Since Day Prior to Take Private Offer

Price / NTM EPS Multiples—Since March 4, 2008

11.0

FF 10.6x

10.0

Annuity & Life2 9.4x (x) 9.0

FF Annuity & Life²

Day Prior to Offer (x) 8.3 9.2 8.0 Current (x) 10.6 9.4 Change (%) 27.6 2.9

Change in EPS (%)(1.7)(1.4)

7.0

3/4/08 3/21/08 4/7/08 4/25/08 5/12/08 5/30/08

Price / Book Multiples—Since March 4, 20081

1.50

1.40

Annuity & Life2 1.33x 1.30 FF

1.31x

(x) 1.20

FF Annuity & Life²

1.10 Day Prior to Offer (x) 1.04 1.31 Current (x) 1.31 1.33 Change (%) 25.2 1.7

1.00

Change in BVPS (%) 0.1 1.2

0.90

3/4/08 3/21/08 4/7/08 4/25/08 5/12/08 5/30/08

Fox Financial Selected Publicly-Traded Annuity & Life Insurance Companies²

Source: FactSet, I/B/E/S Median estimates, Company filings Notes: Market data as of May 30, 2008

1 Book value excludes accumulated other comprehensive income

2 Selected Publicly-Traded Annuity & Life Insurance Companies composite consists of: AMP, GNW, LNC, MET, PFG, PL and PRU

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Goldman Sachs

DRAFT Board Update

Comparison of Selected Publicly-Traded Annuity & Life Companies

Price as % Implied

Stock Market of 52-Wk Price as Multiple of: ‘08–’09 Price as a Multiple of Dividend LT EPS 2008E

Price Cap High ‘08E EPS ‘09E EPS EPS Growth Book Value (x) Yield Growth Debt/Cap1 ROAE

($)($bn)(%)(x)(x)(%)(Incl. AOCI) (Excl. AOCI)(%)(%)(%)(%)

FF 51.03 7.0 79.0 11.2 9.8 14.8 1.41 1.31 2.3 10.0 23.8 11.6

MetLife 60.03 42.6 84.7 9.7 8.8 10.5 1.42 1.33 1.2 11.0 24.3 13.5

Prudential Financial 74.70 33.1 72.4 9.9 8.4 17.5 1.45 1.41 1.5 14.3 34.2 15.1

Lincoln Financial 55.16 14.3 74.1 10.0 8.7 15.0 1.29 1.25 3.0 11.1 25.4 12.4

Principal Financial 53.88 13.9 76.2 13.6 11.8 15.2 2.21 2.09 1.7 12.0 22.5 14.9

Ameriprise Financial 47.26 10.7 70.6 12.4 10.5 18.1 1.41 1.34 1.3 11.0 21.6 11.5

Genworth Financial 22.10 9.6 60.5 9.4 6.6 42.6 0.75 0.75 1.8 10.0 21.4 8.0

Protective Life 41.98 2.9 82.6 10.9 9.3 16.9 1.35 1.15 2.2 9.0 27.4 10.9

Median 74.1 10.0 8.8 16.9 1.41 1.33 1.7 11.0 24.3 12.4

High 84.7 13.6 11.8 42.6 2.21 2.09 3.0 14.3 34.2 15.1

Low 60.5 9.4 6.6 10.5 0.75 0.75 1.2 9.0 21.4 8.0

Source: SEC filings; FactSet; I/B/E/S Consensus Median Estimates Notes: Market data as of May 30, 2008; financial data as of 3/31/2008

1 Debt to capital ratio based on Moody’s adjusted debt-to-capital ratios

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DRAFT

Analysis of Currently Implied Offer Premium

Premium Adjusted for Peers’ Price Performance

$47.20 $47.20

15.9% 11.1% $4.73 Premium $6.48 Premium $1.75 4.3% Stock Appreciation1

$40.72 $40.72

As of 3/4/2008 As of 5/30/2008

Offer Premium Based on Price/NTM EPS Multiple

9.6x 9.8x 14.6% 15.9% 1.3x 1.3x Premium Premium 0.2x 2.9% Multiple Expansion1

8.3x 8.3x

As of 3/4/2008 As of 5/30/2008

FF Change in NTM EPS = (1.7)%

Offer Premium Based on Price/Book Multiple 2

1.21x 1.21x 13.9% 15.9% 0.15x Premium 0.17x Premium 0.02x 1.7% Multiple Expansion1

1.04x 1.04x

As of 3/4/2008 As of 5/30/2008

FF Change in BVPS = 0.1%

Source: FactSet, Company filings Notes:

1 Adjustment based on performance of selected Publicly-Traded Annuity & Life Insurance Companies composite consisting of: AMP, GNW, LNC, MET, PFG, PL and PRU from 3/4/08 to 5/30/08

2 Price-to-Book Value multiple excluding AOCI

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Selected Offer Price Statistics

Offer Price

Price per Share ($) 47.20

Aggregate Valuation ($bn) 6.5

Consideration to Minority Shareholders ($bn) 2.2

Premium / (Discount) to Historical Prices (%) Data:

Current Market Price 51.03(7.5)

March 4, 2008 Price 40.72 15.9

As of March 4, 2008 (%)

1 Week Prior 44.31 6.5

30-Day Average 42.34 11.5

60-Day Average 42.28 11.6

90-Day Average 43.03 9.7

52-Week High 64.59(26.9)

52-Week Low 37.93 24.4

Price / GAAP EPS (x)

2007 Actual 4.37 10.8

2008E EPS 4.54 10.4

2009E EPS 5.21 9.1

Price / Shareholders’ Equity (x)

Q1 2008 GAAP Equity (ex. AOCI) ($bn) 5.4 1.22

Q1 2008 GAAP Equity (incl. AOCI) ($bn) 5.0 1.31

Source: Company filings; FactSet; I/B/E/S Consensus Median Estimates

Note: Unaffected market data as of March 4, 2008, last complete trading day prior to submission of offer

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DRAFT

Summary of Research Analyst Perspectives

Evolution of Analyst Estimates

Company	Recommendation	Current Estimates: 12 Mo. Price Target ($)	EPS Estimates ($): 2008E	EPS Estimates ($): 2009E	Implied '08-'09 Growth ($)	% Change since March 4, 2008 in: 12 Mo. Price Target	EPS Estimates: 2008E	EPS Estimates: 2009E	Implied '08-'09 Growth
Argus Research	Sell	–	4.85	5.25	8.2	–	0.0	0.0	0.0
Banc of America	Neutral	47.00	4.32	5.00	15.7	0.0	(10.6)	(7.4)	3.9
Citigroup	Buy	56.00	4.65	5.35	15.1	12.0	(4.1)	(4.5)	(0.4)
Credit Suisse	Neutral	48.00	4.70	–	–	0.0	(1.1)	–	–
Deutsche Bank	Hold	51.00	4.40	5.20	18.2	4.1	(10.2)	(6.3)	4.9
Fox-Pitt Cochran	In-Line	51.00	4.53	5.22	15.2	–	0.0	0.0	0.0
J.P. Morgan	Neutral	–	4.42	5.19	17.4	–	(3.9)	–	17.4
KBW	Market Perform	50.00	4.40	4.95	12.5	8.7	(2.2)	(1.0)	1.4
Langen McAlenney	Equal-Weight	–	4.65	5.00	7.5	–	0.0	0.0	0.0
Merrill Lynch	Neutral	–	4.60	5.10	10.9	–	0.0	0.0	0.0
Morgan Stanley	Equal Wgt./In-Line	48.00	4.70	5.15	9.6	0.0	0.0	0.0	0.0
Raymond James	Market Perform	–	4.45	5.20	16.9	–	(7.3)	(1.0)	7.5
Sanford Bernstein	Market Perform	56.00	4.55	5.40	18.7	0.0	(6.2)	(1.8)	5.3
UBS	Buy	55.00	4.61	5.41	17.4	14.6	(2.3)	(2.0)	0.4
Wachovia	Market Perform	43.50	4.52	5.25	16.2	0.0	(6.8)	(2.8)	4.8
Median		**50.50**	**4.55**	**5.20**	**15.5**	**5.2**	**(4.2)**	**(1.0)**	**4.1**
High		**56.00**	**4.85**	**5.41**	**18.7**	**0.0**	**(1.0)**	**(3.4)**	**1.7**
Low		**43.50**	**4.32**	**4.95**	**7.5**	**0.0**	**(4.0)**	**(1.0)**	**0.0**
Annuity & Life Median[1]		**–**	**–**	**–**	**16.6**	**(5.0)**	**(5.4)**	**(2.7)**	**3.9**

Source: Bloomberg; FactSet
Note:
1 Selected Publicly-Traded Annuity & Life Insurance Companies composite consists of: AMP, GNW, LNC, MET, PFG, PL and PRU

Selected Commentary

Fox Financial Business Outlook

"
- We lowered our 2008 EPS estimate to $4.40 from $4.80 and our 2009 EPS estimate to $5.20 from $5.40. We maintain our Hold rating given the potential for rising credit losses and weaker equity markets ***(Deutsche Bank)***
- We are lowering our 2008 estimate by 5 cents to $4.70 to account for the lower core run rate ***(Credit Suisse)***
- We believe the company's attempt to improve its returns and sales will ultimately be successful. However, we think the company's turnaround will take longer than anticipated to accomplish ***(Wachovia)***

"

Industry Outlook

"
- We are still in the relatively early innings for corporate credit deterioration, equity markets remain under severe pressure, and by our calculations, consensus estimates for many stocks remain too high ***(Morgan Stanley)***
- Overall fundamentals are challenging. We foresee considerable risk to consensus EPS estimates due to the decline in the equity market, higher market volatility, and lower variable investment income. The weak equity market is likely to pressure results in the variable annuity, 401(k), and asset management business. Prolonged economic weakness could also suppress top-line growth and margins in the group life and disability businesses ***(JPMorgan)***

"

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DRAFT

Summary of Shareholder Ownership—FF

Shareholder Overview

Rank	Top Institutional Holders	Style	Shares	Cumulative (%)
1	Renaissance Technologies LLC	Hedge Fund	3,265,800	2.4
2	LSV Asset Management	Value	2,773,849	4.4
3	Fidelity Management & Research	GARP	1,850,000	5.7
4	Vanguard Group, Inc.	Index	1,288,441	6.7
5	Barclays Global Investors, N.A.	Index	1,140,942	7.5
6	Credit Suisse Securities (USA) LLC	Broker-Dealer	1,003,715	8.2
7	Elliott International Capital Advisors, Inc.	Hedge Fund	1,000,000	8.9
8	Alpine Associates L.P.	Hedge Fund	887,800	9.6
9	Westchester Capital Management, Inc.	Hedge Fund	850,100	10.2
10	Goldman Sachs Asset Management (US)	GARP	718,204	10.7
11	Dimensional Fund Advisors, LP	Index	586,576	11.2
12	State Street Global Advisors (US)	Index	574,222	11.6
13	California Public Empl. Retirement System	Index	566,940	12.0
14	Lehman Brothers, Inc.	Broker-Dealer	550,963	12.4
15	AQR Capital Management, LLC	Hedge Fund	511,580	12.8
16	Carlson Capital, L.P.	Hedge Fund	399,600	13.0
17	TIAA-CREF	GARP	356,132	13.3
18	Millennium Management, L.L.C.	Hedge Fund	350,020	13.6
19	Tewksbury Capital Management Ltd.	Hedge Fund	323,870	13.8
20	Teacher Retirement System of Texas	GARP	305,676	14.0
	Top 20 Holders		19,304,430	14.0
	Total Institutional Holders		26,771,147	19.4
	Nationwide Mutual		91,778,717	66.6
	Other Insider Holdings		327,476	0.2
	Implied Retail Holdings		18,903,462	13.7
	Total Shares Outstanding		137,780,802	100.0

Source: Thomson Financial

Note: Data as of May 30, 2008

Q1 2008 Top 5 Shareholder Sellers/Buyers

	Δ in Position	% Ownership
Top 5 Sellers in Q1 2008		
Brandes Investment Partners, LP	(697,943)	0.0
Goldman Sachs Asset Management	(636,937)	1.6
Federated Investors, Inc.	(551,357)	0.2
Charles Schwab Investment Management, Inc.	(466,640)	0.3
EARNEST Partners, LLC	(460,791)	0.0
Top 5 Buyers in Q1 2008		
Elliott International Capital Advisors, Inc.	1,000,000	2.2
Credit Suisse Securities (USA) LLC	960,914	2.2
Alpine Associates L.P.	887,800	1.9
Westchester Capital Management, Inc.	850,100	1.9
Lehman Brothers, Inc.	536,482	1.2

Institutional Ownership


Yield
0.7%
Value
20.8%
Specialty
39.2%
GARP
14.9%
Growth
6.0%
Index
18.4%

Ownership Summary


Implied Retail
13.7%
Insider
0.2%
Institutional
19.4%
Fox Mutual
66.6%

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10

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DRAFT

Next Steps

Ongoing due diligence with FF management team

– review written due diligence responses received from FF on May 27th

– on-site visit conducted on June 3rd

Engage proxy solicitor and receive preliminary feedback on shareholder composition

Consider response to FF’s Special Committee

– conference call with Fox Mutual’s Board of Directors to evaluate potential response to FF’s Special Committee [date to come]

– discuss potential structuring alternatives

Financial advisors to develop responses to Lazard Frères’ view on valuation

– meet with Lazard Frères to present Fox Mutual’s financial perspectives [date to come]

Financial advisors engage in valuation discussions / negotiations

Fox Mutual communicates response to FF’s Special Committee

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Goldman Sachs

APPENDIX A

Precedent Minority Buy-In Transactions

UBS Investment Bank

DRAFT Board Update_08.6.3.doc

Summary of Selected Minority Buy-In Transactions—Insurance Only

Legal Initial Change in

Merger% Aggregate Consideration Paid Premium over 1 Final Publicly Change in: Exchange

Announce or Cash Acquired Consideration Cash Stock 1-Day 1-Wk 52-Wk. High Premium 2 Announced Premium Bid Price Ratio

Date Parent Subsidiary Tender(%)($bn)(%)(%)(%)(%)(%)(%) Bumps(% pts) 3(%)4(%)

7/17/07 Alfa Mutual Alfa Corp. Merger 46 0.8 100 0 16 16(12) 45 1 29 25 na

2/22/07 American Financial Great American Merger 19 0.2 100 0 9 10(3) 15 1 5 4 na

1/24/07 AIG 21st Century Merger 39 0.8 100 0 21 18 10 31 1 13 11 na

8/30/00 AXA Group AXA Financial Merger 40 10.5 64 36 2 8(3) 10 1 2 2 9

3/27/00 Hartford Fin Hartford Life Tender 19 1.3 100 0 3 22(20) 40 1 18 15 na

3/21/00 Citigroup Travelers P&C Tender 15 2.4 100 0 23 38(1) 40 1 2 1 na

10/27/98 Allmerica Financial Citizens Corp Tender 18 0.2 100 0 5 2(17) 17 1 15 15 na

9/18/97 Orion Capital Guaranty National Tender 19 0.1 100 0 5 17 4 24 1 7 6 na

1/13/97 Zurich Versicherungs Zurich Reinsurance Merger 34 0.4 100 0 17 19(7) 30 1 11 10 na

12/17/96 Allmerica Financial Allmerica P&C Merger 41 0.8 53 47 2(1)(5) 13 1 14 14 4

8/26/96 Conseco Bankers Life Merger 10 0.1 0 100 15 10 3 10 0 0 0 0

8/25/95 Berkshire Hathaway GEICO Corp Merger 49 2.3 100 0 26 23 2 23 0 0 0 na

Median—All Deals 12 17(3) 24 1 9 8 4

Median—Cash Deals Only 16 18(3) 30 1 11 10 na

High—All Deals 26 38 10 45 1 29 25 9

Low—All Deals 2(1)(20) 10 0 0 0 0

Source: Securities Data Corp.; SEC filings

Notes: Includes minority buy-ins with considerations greater than $100mm since 1995

1 Premium calculated based on initial price offered for the transaction

2 Calculated as final agreed bid price over stock price 1-week prior to announcement of initial bid price

3 Calculated as increase from initial bid price as a premium over stock price 1–week prior to announcement

4 Calculated as increase from initial bid price to final bid price on an absolute basis

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DRAFT

Summary of Selected Minority Buy-In Transactions—Non-Insurance

Announce Date	Parent	Subsidiary	Legal Merger or Cash Tender	% Acquired (%)	Aggregate Consideration[5] ($bn)	Consideration Paid: Cash (%)	Consideration Paid: Stock (%)	Initial Premium over[1]: 1-Day (%)	Initial Premium over[1]: 1-Wk (%)	Initial Premium over[1]: 52-Wk. High (%)	Final Premium[2] (%)	Publicly Announced Bumps	Change in: Premium (% pts)[3]	Change in: Bid Price (%)[4]	Change in Exchange Ratio (%)
11/20/06	Toronto-Dominion	TD Banknorth	Merger	43	3.2	100	0	7	8	(1)	8	0	0	0	na
10/9/06	VNU NV	NetRatings Inc	Merger	40	0.4	100	0	10	10	(6)	45	1	35	31	na
2/6/06	Lafarge SA	Lafarge North America	Tender	46	2.9	100	0	17	17	(9)	34	2	16	14	na
10/10/05	ev3 Inc	Micro Therapeutics	Merger	30	0.1	0	100	8	14	(17)	19	1	5	4	4
9/27/05	Vector Group	New Valley Corp	Tender	42	0.1	0	100	7	6	(0)	24	1	18	17	17
9/12/05	Wachovia[6]	WFS Financial Inc	Merger	16	0.5	0	100	80	85	73	85	0	0	0	0
9/1/05	IYG Holding Co	7-Eleven Inc	Tender	25	1.2	100	0	15	14	(8)	31	1	17	15	na
7/1/05	Santos Ltd	Tipperary Corp	Merger	46	0.1	100	0	19	16	1	16	1	0	0	na
3/3/05	Vishay Intertechnology	Siliconix Inc	Tender	20	0.2	0	100	17	19	(33)	39	1	20	16	16
2/21/05	Novartis AG	Eon Labs Inc	Tender	33	0.9	100	0	11	8	(31)	8	0	0	0	na
1/27/05	Danisco AS	Genencor Int'l.	Tender	16	0.2	100	0	24	22	1	22	0	0	0	na
1/10/05	News Corp	Fox Entertainment	Tender	41	6.0	0	100	3	2	(7)	10	1	8	7	7
				Median—All Deals				13	14	(7)	23	1	7	6	7
				Median—Cash Deals Only				15	14	(6)	22	0	0	0	0
				High—All Deals				80	85	73	85	3	35	31	17
				Low—All Deals				3	2	(33)	8	0	0	0	0

Source: Securities Data Corp.; SEC filings

Notes: Includes closed minority buy-ins with considerations greater than $100mm since 2005

1 Premium calculated based on initial price offered for the transaction

2 Calculated as final agreed bid price over stock price1-week prior to announcement of initial bid price;

3 Calculated as increase from initial bid price as a premium over stock price 1–week prior to announcement of initial bid price as a premium over stock price 1–week prior of announcement; for stock deals, the initial offer price is based on the initial exchange ratio multiplied by the price per share of the acquiror's stock on one day prior to announcement; for stock deals, final offer price and premium based on the final exchange ratio multiplied by the price per share of the acquiror's stock on the final day of trading of the target's stock

4 Calculated as increase from initial bid price to final bid price on an absolute basis

5 For stock deals, amount purchased is based on 1) final offer price which is based on the final exchange ratio multiplied by the price per share of the acquiror's stock on the final day of trading of the target's stock and 2) the total number of non-parent owned outstanding shares

6 Announcement of Wachovia Corp. transaction 9/12/2005. Premiums based on stock price prior to 5/24/2004, representing the announcement date of the original Western Financial Bank conversion to a California state commercial bank and the acquisition of the minority interest in WFS Financial. The transaction was abandoned due to it's taking longer than originally expected

UBS Investment Bank

14

Goldman Sachs